Exhibit 10.6 (a)

ManpowerGroup Inc.

Terms and Conditions Regarding the Grant of Awards
to Non‑Employee Directors under the 2011 Equity Incentive Plan

(Amended and Restated Effective January 1, 2024)

1.
Definitions.

Unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a)
“Average Trading Price” shall mean, with respect to any period, the average of the Market Prices on the last trading day of each full or partial calendar quarter included within such period.
(b)
An “Election Period” shall mean a period of time (i) beginning on January 1 of any year with respect to an individual serving as a Director as of that date and, with respect to an individual becoming a Director after January 1 of any year, the date the Director first becomes a Director and thereafter January 1 of any year and (ii) ending on (but including) the earlier of the date of termination of a Director’s tenure as a Director or the next succeeding December 31.
(c)
“Equity Plan” shall mean the 2011 Equity Incentive Plan of ManpowerGroup Inc.
(d)
“Retainer” shall mean the annual cash retainer and the additional cash retainer for committee chairs and lead director payable to a Director as established from time to time by the Board of Directors.

Any capitalized terms used below which are not otherwise defined above will have the meanings assigned to them in the Equity Plan.

2.
Right to Elect Deferred Stock in Lieu of Retainer.

At the beginning of each Election Period, a Director may elect to receive, in lieu of the Retainer to which he or she would otherwise be entitled for that Election Period, Deferred Stock granted in accordance with the following. The election shall cover 50 percent, 75 percent or 100 percent of the Retainer payable to the Director for the Election Period. To be effective, the election must be made by notice in writing received by the Secretary of the Company (i) on or before the December 31 immediately preceding the beginning of the Election Period for an individual serving as a Director on such date, and (ii) on or before the tenth business day after the date the Director becomes a Director for an individual becoming a Director during a calendar year. Any such election made by a Director within 10 business days after becoming a Director shall only apply to that portion of the Retainer that is attributable to services performed by the Director subsequent to the date of the election. The number of shares of Deferred Stock granted shall equal (i) the elected percentage of the amount of the Retainer payable to the Director for the Election Period to which the election relates (not including any portion of the Retainer attributable to services performed prior to the date of election for an electing Director who becomes a Director during the year), divided by (ii) the Average Trading Price for that

Election Period (rounded to the nearest whole share). Such Deferred Stock shall be granted, automatically and specifically without further action of the Board of Directors, on the first day immediately following the last day of such Election Period and will be fully vested on that date.

3.
Annual Grant of Deferred Stock or Restricted Stock.
(a)
Grant of Deferred Stock. Each individual serving as a Director on the first day of each calendar year shall be granted on that day, automatically and specifically without further action of the Board of Directors, a number of shares of Deferred Stock equal to $180,000 divided by the Market Price on the last trading day of the immediately preceding year (rounded to the nearest whole share). Such Deferred Stock shall vest in equal installments on the last day of each calendar quarter during the year in which granted. Each individual becoming a Director during a calendar year shall be granted, automatically and specifically without further action of the Board of Directors, a number of shares of Deferred Stock equal to (i) $180,000 multiplied by a fraction, the numerator of which is the number of days after the date the Director becomes a Director through the next December 31, and the denominator of which is 365, (ii) divided by the Market Price on the last trading day prior to the date of grant (rounded to the nearest whole share). The date of grant of such Deferred Stock shall be the date the Director becomes a Director. Such Deferred Stock shall vest as follows: on the last day of the calendar quarter during which the Director becomes a Director, a number of shares of such Deferred Stock shall vest equal to the total number of shares granted multiplied by a fraction, the numerator of which is the number of days after the date the Director becomes a Director through the last day of the quarter during which the Director becomes a Director, and the denominator of which is the number of days after the date the Director becomes a Director through the next December 31, and thereafter the balance of the shares of such Deferred Stock (if any) shall vest in equal installments on the last day of each remaining calendar quarter during the year. Shares of Deferred Stock granted under this paragraph will not vest if the Director is no longer a member of the Board of Directors on the vesting date, and any shares of Deferred Stock held by a Director which remain unvested at the time the Director ceases to be a member of the Board of Directors shall be forfeited.
(b)
Alternative Grant of Restricted Stock. Instead of receiving a grant of Deferred Stock under this paragraph 3, a Director shall have the right to elect to receive a number of shares of Restricted Stock equal to the number of shares of Deferred Stock the Director would otherwise have been granted. To be effective, such election must be made by notice in writing received by the Secretary of the Company (i) on or before December 31 of the immediately preceding year for an individual serving as a Director on the first day of any calendar year, and (ii) on or before the tenth business day after the date the Director becomes a Director for an individual becoming a Director during a calendar year. Any such election to receive Restricted Stock made by a Director within 10 business days after becoming a Director during a calendar year shall only apply to that portion of the Deferred Stock the Director would otherwise have received that is attributable to services performed by the Director in and after the first full calendar quarter subsequent to the date of the election and subsequent calendar quarters during the same calendar year. The date of grant of such Restricted Stock shall be the first day of the full calendar quarter beginning subsequent to the date of the election, and such Restricted Stock shall vest on the same basis as such Deferred Stock would have vested. Where an election to receive Restricted Stock is made by a Director within 10 business days after becoming a Director during a calendar year, the Director shall receive a grant of Deferred Stock equal to that number of shares of Deferred Stock the Director would otherwise have received attributable to services performed by the Director between the date the Director becomes a Director and the last day of the calendar quarter in which the election is made.
4.
Deferred Stock: General Provisions.
(a)
Distribution of Shares. The Company shall settle Deferred Stock granted under these Terms and Conditions in Shares. Shares shall be distributed in respect of such Deferred Stock (but only to the extent vested, as rounded to the nearest whole Share) on the earlier of the third anniversary of the date of grant (the “Fixed Distribution Date”) or, upon a Director ceasing to be a member of the Board of Directors, within 30 days after the date of such cessation. However, a Director holding Deferred Stock granted under these Terms and Conditions shall have the right to extend the Fixed Distribution Date (any such extended date or further extended date as provided below is also referred to below as the “Fixed Distribution Date”) by a period of five years or more for each such extension provided in each case the election to extend the Fixed Distribution Date is made by notice in writing delivered to the Secretary of the Company more than 12 months before the then existing Fixed Distribution Date. If a director extends the deferral period but leaves the board prior to the extended date, the deferred stock will be distributed within 30 days the director ceases to be a member of the Board of Directors. Notwithstanding the foregoing, if a distribution of Shares under this paragraph would otherwise occur outside of a “Trading Window” (as defined in the ManpowerGroup Inc. Statement of Policy on Securities Trading), then the Company may delay the distribution of such Shares until the beginning of the next Trading Window.
(b)
Dividends and Distributions. On the first day of each calendar year, each Director shall be granted, automatically and specifically without further action of the Board of Directors, a number of shares of Deferred Stock equal to (i) the aggregate amount of dividends (or other distributions) which would have been received by the Director during the immediately preceding year if the Deferred Stock held by the Director (whether or not vested) on the record date of any such dividend or distribution had been outstanding common stock of the Company on such date, (ii) divided by the Average Trading Price for the preceding calendar year (rounded to the nearest whole share). Notwithstanding the foregoing, a Director who ceases to be a member of the Board of Directors or who holds Deferred Stock with a Fixed Distribution Date other than the first day of the calendar year shall be granted, automatically and specifically without further action of the Board of Directors, on the day following the date of such cessation or on the Fixed Distribution Date, a number of shares of Deferred Stock equal to (i) the total amount of dividends which would have been received by the Director during the year in which termination occurs or in which the Fixed Distribution Date occurs, as applicable, if the applicable Deferred Stock held by the Director

(whether or not vested) on the record date of any such dividend had been outstanding common stock of the Company on such date, (ii) divided by the Average Trading Price for the period from January 1 of such year through the date of such cessation or Fixed Distribution Date, as applicable (rounded to the nearest whole share). In the event of any distribution other than cash, the foregoing shall be applied based on the fair market value of the property distributed. Additional shares of Deferred Stock granted under this subparagraph 4(b) shall be settled and Shares distributed in respect of such Deferred Stock at the same time as the Deferred Stock to which the dividends and distributions relate.
5.
Other Provisions.

These amended and restated Terms and Conditions shall become effective on January 1, 2024, and effective on that date shall supersede and replace the amended and restated Terms and Conditions Regarding the Grant of Awards to Non‑Employee Directors under the 2011 Equity Incentive Plan in effect immediately prior thereto.

6.
Application of Plan.

Except as otherwise provided in these Terms and Conditions, the Equity Plan shall apply to any Deferred Stock granted pursuant to these Terms and Conditions.